EXHIBIT 10(r) - MATERIAL CONTRACTS

                               BONUS AGREEMENT


This Bonus Agreement is entered into this 10th day of August, 1999, by and between National Western Life Insurance Company of 850 East Anderson Lane, Austin, TX 78752-1602 ("NWL" or "we") and Arthur W. Pickering of 4921 China Garden Dr., Austin, TX 78730 ("you" or "your").

WHEREAS, Arthur W. Pickering is employed by NWL as Senior Vice President-Domestic Marketing and has supervision over all domestic marketing efforts of NWL; and

WHEREAS, the parties desire to establish a bonus compensation arrangement as an incentive for Arthur W. Pickering to meet certain production and production-related standards.

NOW THEREFORE, the parties agree as follows:

I. NWL will pay you five different and independent bonuses, as set forth below, under the following terms and conditions:

A. Bonus 1 - Single Tier Domestic Annuity Account Balance Bonus

     1. NWL will pay you a bonus based on the positive percentage increase in the Single Tier Annuity Account Balance between 12/31/98 and 12/31/99, as set forth in the Annuity Account Value/Reserve Report-Domestic Bonus as prepared by the NWL Actuarial Department. The data sources for this report are three computer runs entitled "SUMCNGGG", "NWSC50", and "IA20RES".

          The Percentage Increase shall be determined by subtracting the total account balance at 12/31/98 ($1,204,046,683) from the total account balance at 12/31/99, then dividing a positive result by the total account balance on 12/31/98.

     2. The Percentage Increase will then determine the amount of the bonus as follows (only one section shall apply):

          a. No bonus will be paid if the Percentage Increase is less than 10%.
          b. If the Percentage increase is equal to 10%, then the bonus shall be $18,000.
          c. If the Percentage Increase is greater than 10% but less than 20%, then the bonus shall be $18,000 plus $450 for each 1% increase over 10%, or a pro-rata share thereof for percentages stated as other than whole percentages.
          d. If the Percentage Increase is equal to 20%, then the bonus shall be $22,500.
          e. If the Percentage Increase is greater than 20% but less than 30%, then the bonus shall be $22,500 plus $1,350 for each 1% increase over 20%, or a pro-rata share thereof for percentages stated as other than whole percentages.
          f. If the Percentage Increase is equal to 30%, then the bonus shall be $36,000.
          g. If the Percentage Increase is greater than 30%, then the bonus shall be $36,000 plus $1,688 for each additional 1% increase over 30% , or a pro-rata share thereof for percentages stated as other than whole percentages.

     3. The assumptions that will be used in the calculation of the Single Tier Domestic Annuity Account Balance Bonus are as follows:

          a. That the Account Balance refers to the account value on interest sensitive annuities that are non two-tier annuities,
               variously   described   in   policies   as   account   balance,
               accumulation amount or fund value, plus the statutory reserves for payout annuities;
          b. That the computer run "SUMCNGGG" will be used to determine account balances for single-tiered deferred annuities, excluding equity indexed annuities;
          c. That the computer run "NWSC50" will be used to determine statutory reserves for deferred and immediate payout annuities;
          d. That the computer run "IA20RES" will be used to determine account balances for equity indexed annuities;
          e.   That the calculations include domestic policies only;
          f. That the calculations include single tier deferred annuities and exclude two-tier annuities;
          g. That the calculations include single tier payout and immediate annuities and exclude two-tier payout and immediate annuities; and
          h. That the methodology remains the same for the year during all representative times used in calculation of the bonus.
          i. Copies of the computer runs "SUMCNGGG", "NWSC50" and "IA20RES", along with the Annuity Account Value/Reserve Report-Domestic Bonus, will be provided to you on a monthly basis.


B. Bonus 2 - First Year Life Persistency Rate Bonus

     1. NWL will pay you a bonus based on the 12/31/99 Persistency Percentage of the 13th month persistency calculations for domestic life insurance policies. The data source for determining the company Persistency Percentage rate shall be the report entitled "Company Persistency Report-Domestic-Without Annuities", which is provided by the NWL Information Services Department, using "Premiums-13
          Month Persistency".

     2. The Persistency Percentage will then determine the amount of the bonus as follows (only one section shall apply):

          a.   No bonus shall be paid if the Persistency Percentage is below
               92%.
          b. If the Persistency Percentage is equal to 92%, then the bonus shall be $9,000.
          c. If the Persistency Percentage is greater than 92% but less than 95%, then the bonus shall be $9,000 plus $750 for each 1% over 92%, or a pro-rata amount thereof for percentages stated as other than whole percentages.
          d. If the Persistency Percentage is equal to 95%, then the bonus shall be $11,250.
          e. If the Persistency Percentage is greater than 95% but less than 98%, then the bonus shall be $11,250 plus $2,250 for each 1% over 95%, or a pro-rata amount thereof for percentages stated as other than whole percentages.
          f. If the Persistency Percentage is equal to 98%, then the bonus shall be $18,000.
          g. If the Persistency Percentage is greater than 98%, then the bonus shall be $18,000 plus $4,220 for each additional 1% that the Persistency Percentage exceeds 98%, or a pro-rata share thereof for percentages stated as other than whole percentages.


     3. The assumptions that will be used in the calculation of the First-Year Life Persistency Rate Bonus are as follows:

          a. That the "Company Persistency Report-Domestic-Without Annuities" is the same report used for agency convention qualification purposes;
          b. That the above mentioned report does not reflect true one-year persistency, but reflects the persistency of policies written in the most recent 12 months; and
          c. That the 13 Month Persistency Percentage will be calculated as of 12/31/99, based on premiums.


C. Bonus 3 - Second-Year Life Persistency Rate Bonus

     1. NWL will pay you a bonus based on the 12/31/99 Persistency Percentage of the 24th month persistency calculations for domestic life insurance policies. The data source for determining the company Persistency Percentage rate shall be the report entitled "Company Persistency Report-Domestic-Without Annuities", which is provided by the NWL Information Services Department, using "Premiums-24
          Month Persistency".

     2. The Persistency Percentage will then determine the amount of the bonus as follows (only one section shall apply):

          a.   No bonus shall be paid if the Persistency Percentage is below
               89%.
          b. If the Persistency Percentage is equal to 89%, then the bonus shall be $9,000.
          c. If the Persistency Percentage is greater than 89% but less than 92%, then the bonus shall be $9,000 plus $750 for each 1% over 89%, or a pro-rata amount thereof for percentages stated as other than whole percentages.
          d. If the Persistency Percentage is equal to 92%, then the bonus shall be $11,250.
          e. If the Persistency Percentage is greater than 92% but less than 95%, then the bonus shall be $11,250 plus $2,250 for each 1% over 92%, or a pro-rata amount thereof for percentages stated as other than whole percentages.
          f. If the Persistency Percentage is equal to 95%, then the bonus shall be $18,000.
          g. If the Persistency Percentage is greater than 95%, then the bonus shall be $18,000 plus $4,220 for each additional 1% that the Persistency Percentage exceeds 95%, or a pro-rata share
               thereof  for  percentages  stated  as  other  than    whole
               percentages.

     3. The assumptions that will be used in the calculation of the Second-Year Life Persistency Rate Bonus are as follows:

          a. That the "Company Persistency Report-Domestic-Without Annuities" is the same report used for agency convention qualification purposes;
          b. That the above mentioned report does not reflect true two-year persistency, but reflects the persistency of policies written in the most recent 24 months; and
          c. That the 24 Month Persistency Percentage will be calculated as of 12/31/99, based on premiums.

D. Bonus 4 - Collected Domestic Life First-Year Premiums Bonus

     1. NWL will pay you a bonus based on Collected Domestic Life First-Year Premiums. The data source used for determining the Total Collected Premiums will be the report No. UT69-003, Composite Totals-Life, International U.L. and International Non-U.L., using the fields "First Year Premium" and "Single Premium".

     2.   The Total Collected Premiums shall be calculated as follows:

          There are two components of the Total Collected Premiums: the Domestic First Year Premiums and the Domestic Single Premiums.

          a. Domestic First Year Premiums shall be determined by subtracting both the International U.L. and the International Non-U.L. "First Year Premium" from the Composite Totals- Life "First Year Premium" as of 12/31/99, as stated in the UT69-003 Report.
          b. Domestic Single Premiums shall be determined by subtracting both the International U.L. and the International Non-U.L. "Single Premium" from the Composite Totals-Life "Single Premium" as of 12/31/99, as stated in the UT69-003 Report.

          The Domestic Single Premiums will then be multiplied by 5% to determine the amount of Domestic Single Premiums to be included in the bonus calculation. This amount will then be added to the Domestic First-Year Premiums to determine the Total Collected Premiums.

     3. The Total Collected Premium will then determine the amount of the bonus as follows (only one section shall apply):

          a. No bonus will be paid if the Total Collected Premium is less than $6.8 million.
          b. If the Total Collected Premium equals $6.8 million, then the bonus shall be $42,000.
          c. If the Total Collected Premium is greater than $6.8 million but less than $8.5 million, then the bonus shall be $42,000 plus $618 for each additional $100,000 over $6.8 million, or a pro-rata share thereof.
          d. If the Total Collected Premium equals $8.5 million, then the bonus shall be $52,500.
          e. If the Total Collected Premium is greater than $8.5 million but less than $10.2 million, then the bonus shall be $52,500 plus $1,853 for each additional $100,000 over $8.5 million, or a pro-rata share thereof.
          f. If the Total Collected Premium is equal to $10.2 million, then the bonus shall be $84,000.
          g. If the Total Collected Premium is greater than $10.2 million, then the bonus shall be $84,000 plus $2,500 for each additional $100,000 over $10.2 million, or a pro-rata amount thereof.

     4.   The assumptions made in calculation of this bonus are as follows:

          a. That 100% of the Domestic First-Year Life Insurance Premium is included;
          b.   That 5% of the Domestic Single Premium Life Insurance is
               included, which currently includes Benefactor only;
          c.   That the Total Collected Premium includes no renewal life
               insurance premiums;
          d. That this bonus is not contingent on the bonus for Collected Domestic Annuity First-Year and Single Premiums;
          e. That this bonus is based on domestic life insurance premiums only and excludes all international premiums; and
          f. That this bonus is calculated for the calendar year 1999, as of 12/31/99.

E. Bonus 5 - Collected Domestic Annuity First-Year and Single Premiums Bonus

     1. NWL will pay you a bonus based on the amount of collected premiums for Domestic Annuity First-Year and Single Premiums. The data source used for determining this bonus is the report No. UT69-003, Composite Totals-Annuity, using the fields "First-Year Premium",
          "Single  Premium",  and  the      New  Business  Market  Summary-
          International, Report #5, using the field, "Annuity, YTD Paid
          Premium".

          The Total Collected Annuity Premiums shall be determined by adding the First Year Annuity Premium and Single Annuity Premium as stated in UT69-003, less the International Annuity Premiums as stated in the New Business Market Summary.

     2. The Total Collected Annuity Premiums shall then determine the amount of the bonus as follows (only one section shall apply):

          a. No bonus will be paid if the Total Collected Annuity Premium is less than $272 million.
          b. If the Total Collected Annuity Premium is equal to $272 million, then the bonus shall be $42,000.
          c. If the Total Collected Annuity premium is greater than $272 million but less than $340 million, then the bonus shall be $42,000 plus $154 for each additional $1 million over $272 million, or a pro-rata share thereof.
          d. If the Total Collected Annuity Premium is equal to $340 million, then the bonus shall be $52,500.
          e. If the Total Collected Annuity Premium is greater than $340 million but less than $408 million, then the bonus shall be $52,500 plus $463 for each additional $1 million over $340 million, or a pro-rata share thereof.
          f. f the Total Collected Annuity Premium is equal to $408 million, then the bonus shall be $84,000.
          g. If the Total Collected Annuity Premium is greater than $408 million, then the bonus shall be $84,000 plus $600 for each additional $1 million over $408 million, or a pro-rata share thereof.

     3. The assumptions made in the calculation of this bonus are as follows:

          a. That the bonus is based on First-Year and Single Annuity Premiums only;
          b. That the bonus calculation does not include two tier annuities or renewal premiums;
          c. That this bonus is based on domestic annuity premiums only and excludes all international premiums;
          d.   That this bonus is not contingent on Bonus 4; and
          e. That this bonus is calculated for the calendar year 1999, as of 12/31/99.

II. All bonus performance is based on production produced between January 1, 1999 and December 31, 1999.

III. All bonuses will be calculated after December 31, 1999, based on reports as of December 31, 1999.

IV. All bonuses will be calculated and paid, if amounts are due, as soon as reasonably possible after January 1, 2000, but no later than February 1, 2000.

V. During the year 1999, if you request or have requested, NWL may make or may have made advances to you against such bonuses in amounts determined by NWL. Any advances to you will offset any bonuses due. Amounts of bonus compensation that exceed the advances will be due and owing to you and will be paid by February 1, 2000. Any amounts of advances that exceed bonuses due will result in an amount due and owing by you, and such amounts will be paid by you on or before February 1, 2000. Any amount of advances due and owing by you and not paid by you to NWL by February 1, 2000, will be deducted by NWL from your future compensation. You expressly agree to such deductions from your compensation, including salary.

This does not limit NWL's right to initiate litigation against you to recover any debt owed by you to NWL. If the parties cannot agree on a payment schedule and if it is necessary for NWL to file suit against you to recover such debts, you agree to pay to NWL its attorneys fees and court costs incurred in collecting said debts.

VI. The term of this contract is from January 1, 1999 to December 31, 1999. Under no circumstances will this bonus agreement automatically renew for the following year. Both you and NWL must sign a separate agreement if renewal of this agreement is desired.

VII. In order to qualify for the bonus and be paid the bonus, you must be employed by NWL on the date that the bonus is actually paid by NWL.

VIII. Nothing in this agreement limits NWL's authority to make ALL decisions concerning products, including, but not limited to, profitability issues, commission and overwrite amounts, publications, advertising, compliance, market conduct, underwriting, and availability.

IX. This agreement shall not be amended, modified, or altered in any manner except in a writing signed by both parties. This agreement shall be governed, interpreted and construed according to the laws of the State of Texas.

X. This agreement constitutes the complete and exclusive agreement of the parties with respect to your Bonus Compensation and supersedes any prior understandings or written or oral agreements between the parties respecting this subject matter.

XI. This Bonus Agreement is binding upon signing. There are no conditions precedent or subsequent, other than the conditions specifically mentioned in this contract, that must occur before this contract becomes binding upon both parties. There are no representations other than those expressly included in this agreement relating to bonus compensation of Arthur W. Pickering.


EXECUTED at Austin, Texas, on August _____, 1999.


NATIONAL WESTERN LIFE INSURANCE COMPANY


By:       /S/ Ross R. Moody
          Ross R. Moody, President




         /S/Arthur W. Pickering
         Arthur W. Pickering
         Senior Vice President- Domestic Marketing


I acknowledge that I have read, understand and agree to the above terms in section V relating to advances. Furthermore, I agree that these terms shall also apply to any advances already made to me during the year 1999 prior to signing this agreement. I agree to repay any debt owed by me to NWL by February 1, 2000. In default of such repayment, I authorize NWL to deduct the debt created by advances from my salary or any other compensation in amounts and at times determined by NWL.


/S/ Arthur W. Pickering
Arthur W. Pickering



                      1999 Amendment to Bonus Agreement


I. This amendment modifies Section V, relating to advances of bonus compensation, of the Bonus Agreement between NWL and Arthur W. Pickering.
This amendment only addresses the calculation of advances and the method to determine the offset described in that section. This amendment does not effect the deadline for payment by either party or the provisions relating to deduction of debt from future compensation, nor shall it be construed to limit NWL's right to debt recovery as set forth in Section V.

The term "year-end bonus" refers to the total bonus for the 1999 calendar year, as calculated under the provisions of the Bonus Agreement, to be paid on or before February 1, 2000.

II. As of August 6, 1999, NWL has advanced to you a total of $79,698. Of this amount $77,198 shall be designated as an earned advance on your year-end bonus, and $2,500 shall be designated as an unearned advance on your year-end bonus.

III. From August 1999 to November 1999, if you so request, NWL will make monthly bonus advances to you based on the following calculations:

     Bonus 1

     If the Single Tier Annuity Account Balance at the end of the applicable month is greater than or equal to the figure stated below in a) through
     d), then NWL will pay you a $1500 earned advance on your year-end bonus, plus a $1500 earned advance for each previous month in 1999 excluding the months of January through July, less any earned advances for previous months already paid. The data source used for determining this bonus will be the Annuity Account Value/Reserve Report-Domestic Bonus as prepared by the NWL Actuarial Department, based on the computer runs "SUMCNGGG", "NWSC50", and "IA20RES".

          a) August           $1,284,316,462
          b) September        $1,294,350,184
          c) October          $1,304,383,906
          d) November         $1,314,417,629


     Bonus 2

     If the First Year Persistency Percentage for the applicable month is equal to or greater than 92%, then NWL will pay you a $750 earned advance on your year-end bonus. The data source for this calculation will be the report entitled "Company Persistency Report-Domestic-Without Annuities", as provided by the NWL Information Services Department, using the field "Premiums-13 Month Persistency".


     Bonus 3

     If the Second Year Persistency Percentage for the applicable month is equal to or greater than 89%, then NWL will pay you a $750 earned advance on your year-end bonus. The data source for this calculation will be the report entitled "Company Persistency Report-Domestic-Without Annuities", as provided by the NWL Information Services Department, using the field "Premiums-24 Month Persistency".


     Bonus 4

     If the Total Collected Domestic Life First Year Premiums for the applicable month is equal to or greater than $566,667, then NWL will pay you a $3,500 earned advance on your year-end bonus. The data source used for determining this bonus will be the report No. UT69-003, Composite Totals-Life, International U.L. and International Non-U.L, using the fields "First Year Premium" and "Single Premium".


     Bonus 5

     If the Total Collected Domestic Annuity First Year and Single Premiums for the applicable month is equal to or greater than $22,667,000, then NWL will pay you a $3,500 earned advance on your year-end bonus. The data source used for determining this bonus will be the report No. UT69-003, Composite Totals-Annuity, using the fields "First-Year Premium", "Single Premium", and the New Business Market Summary-International, Report #5, using the field "Annuity, YTD Paid Premium".

IV. Monthly bonus advances will be determined using the same method as specified in the Bonus Agreement for that particular bonus, with any necessary adjustments for calculation on a monthly basis. All assumptions remain the same for the monthly advance (with the exception of dates) as for that particular bonus in the Bonus Agreement.

V. At our discretion, NWL may make advances on your year-end bonus above the earned advances specified in Section III of this Amendment. Any advances over these amounts shall be designated as "unearned advances".

VI. All payments designated either as earned or unearned advances shall be credited against your year-end bonus, as determined by the Bonus Agreement.

VII. (A) Any earned advance, although credited against your year-end bonus, shall not create a debt owed by you to us in the event that the earned advance bonus exceeds the actual year-end bonus as determined by the Bonus Agreement.

       (B) Any unearned advance shall be credited against your year-end bonus and shall create a debt owed by you to us in the event that the total of the earned and unearned advances exceeds the actual year-end bonus as determined by the Bonus Agreement.


EXECUTED at Austin, Texas, on August ______, 1999.


NATIONAL WESTERN LIFE INSURANCE COMPANY


By:       /S/ Ross R. Moody
          Ross R. Moody, President



         /S/ Arthur W. Pickering
         Arthur W. Pickering
         Senior Vice President- Domestic Marketing